UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

GOODMAN NETWORKS INCORPORATED

(Exact name of registrant as specified in its charter)

Texas	333-186684	74-2949460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Network Blvd., Suite 300 Frisco, Texas		75034
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 406-9692

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 Other Events

As previously disclosed, on January 24, 2017, Goodman Networks Incorporated (the “Company”) and certain of its subsidiaries entered into a restructuring support agreement (the “Restructuring Support Agreement”) with certain holders (the “Consenting Noteholders”) of the Company’s 12.125% Senior Secured Notes due 2018 (the “Notes”) and certain holders of the Company’s common stock. The Company is not currently subject to the reporting requirements under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, but has been complying with such requirements on a voluntary basis pursuant to a covenant in the indenture governing the Notes (the “Indenture”). Pursuant to the Restructuring Support Agreement, the Consenting Noteholders waived the requirement under the Indenture that the Company continue to file periodic reports with the Securities and Exchange Commission (the “SEC”). Accordingly, the Company will cease filing reports with the SEC. The trustee under the Indenture, holders of the Notes, beneficial owners of the Notes, bona fide prospective investors, securities analysts and market makers may access copies of reports published by the Company pursuant to the Indenture on the Company’s website at www.goodmannetworks.com. The Company filed a Form 15 with the SEC on January 20, 2015 and had been voluntary filing with the SEC since January 1, 2015.

SIGNATURES

The Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODMAN NETWORKS INCORPORATED

Date: February 8, 2017	By:	/s/ John Goodman
		Name:	John Goodman
		Title:	Executive Chairman, Chief Executive Officer, and President